UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2014

THOMPSON CREEK METALS COMPANY INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-33783	98-0583591
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

26 West Dry Creek Circle
Suite 810
Littleton, Colorado 80120
(Address of Principal Executive Offices)

(303) 761-8801
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On May 26, 2014, the Board of Directors (the “Board”) of Thompson Creek Metals Company Inc. (the “Company”) appointed Anne Giardini to serve as a director of the Company. Ms. Giardini was also appointed to the Environment, Health and Safety Committee of the Board (the "EH&S Committee").  As compensation for her service on the Board and the EH&S Committee, Ms. Giardini will receive the Company’s standard compensation for non-employee directors.  There are no understandings or arrangements between Ms. Giardini and any other person pursuant to which she was selected as a director. The Board considered the independence of Ms. Giardini under the NYSE listing rules and applicable Canadian requirements and concluded that she is independent under such rules and requirements.

A copy of the Company’s press release announcing Ms. Giardini's appointment to the Board is attached hereto as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Thompson Creek Metals Company Inc. Press Release dated May 27, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMPSON CREEK METALS COMPANY INC.

Date: May 27, 2014	By:	/s/ Wendy Cassity
	Name:	Wendy Cassity
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Thompson Creek Metals Company Inc. Press Release dated May 27, 2014.